UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 09, 2021
First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
401 Charmany Drive
Madison, Wisconsin 53719
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (608) 238-8008
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FBIZ	The Nasdaq Stock Market LLC

Item 7.01. Regulation FD Disclosure.
    On September 9, 2021, First Business Financial Services, Inc. (the “Company”) (NASDAQ: FBIZ) posted an investor presentation to its website www.firstbusiness.bank under the “Investor Relations” section. The information included in the presentation provides an overview of the Company’s recent operating performance, financial condition, and business strategy. The Company intends to use this presentation in meetings with institutional investors during the Raymond James U.S. Bank Conference being held virtually September 8-9, 2021. A copy of the registrant’s presentation is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
    The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto are being “furnished” pursuant to Item 7.01 of Form 8-K, and will not, except to the extent required by applicable law or regulation, be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor will any of such information or exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
    The following exhibit is being “furnished” as part of this Current Report on Form 8-K:

99.1	Slides from Investor Presentation

Signature
    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 9, 2021	FIRST BUSINESS FINANCIAL SERVICES, INC.

	By:	/s/ Edward G. Sloane, Jr.
	Name:	Edward G. Sloane, Jr.
	Title:	Chief Financial Officer